SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

            See BUSINESS – RATE MATTERS – “Integrated Resource Planning” of The Southern Company (“Southern”) and Georgia Power Company (“Georgia Power”) in Item 1, MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction Projects – Nuclear” of Southern and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Nuclear – Construction” of Georgia Power in Item 7, and Note 3 to the financial statements of Southern under “Nuclear” and of Georgia Power under “Nuclear Construction” in Item 8 of such company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (collectively, the “Form 10-K”) for information on Georgia Power’s integrated resource planning process and its applications filed with the Georgia Public Service Commission (“PSC”) for certification of two new nuclear units to be constructed at Plant Vogtle and for certification to convert Plant Mitchell from coal-fueled to wood biomass fuel.

On March 17, 2009, the Georgia PSC voted to certify construction of Plant Vogtle Units 3 and 4 at an in-service cost of approximately $6.4 billion and Georgia Power’s 2008 integrated resource plan update, including the installation of additional environmental controls at Plants Branch and Yates. The Georgia PSC order reflects the terms of a stipulation signed on March 4, 2009 between the Georgia PSC’s Public Interest Advisory Staff and Georgia Power. In addition, the Georgia PSC voted to approve inclusion of the Plant Vogtle Units 3 and 4 construction work in progress accounts in rate base and to recover financing costs during the construction period beginning in 2011.

Also on March 17, 2009, the Georgia PSC approved Georgia Power’s request to convert Plant Mitchell from coal-fueled to wood biomass fuel at an in-service cost of approximately $103 million. The in-service cost for Plant Mitchell represents an allocation of approximately 79% to the retail jurisdiction. The Georgia PSC order reflects the terms of a stipulation signed on March 6, 2009 between the Georgia PSC’s Public Interest Advisory Staff and Georgia Power.

On February 26, 2009, the Georgia Legislature passed Senate Bill 31, the “Georgia Nuclear Energy Financing Act” (the “Act”). The Act allows Georgia Power to include nuclear construction work in progress accounts in rate base and to recover financing costs during the construction period. The cost recovery provisions will become effective January 1, 2011, if the Act is signed by the Governor of the State of Georgia.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Fuel Cost Recovery” of Southern and Georgia Power in Item 7 and Note 3 to the financial statements of Southern under “Georgia Power Retail Regulatory Matters” and of Georgia Power under “Retail Regulatory Matters – Fuel Cost Recovery” in Item 8 of the Form 10-K for information regarding Georgia Power’s fuel case filing scheduled for March 13, 2009. On March 10, 2009, the Georgia PSC granted Georgia Power’s request to delay its fuel case filing until September 4, 2009. New fuel rates are expected to become effective January 1, 2010. The ultimate outcome of this matter cannot now be determined.

Cautionary Notice Regarding Forward-Looking Statements

Estimated construction costs are forward-looking statements and actual construction costs may vary materially from these estimates because of numerous factors. These factors include: changes in business conditions; changes in environmental statutes and regulations; changes in nuclear plants to meet new regulatory requirements; changes in FERC rules and regulations; Georgia PSC approvals; changes in load projections; the cost and efficiency of construction labor, equipment, and materials; the ability of counterparties of Southern and its subsidiaries, including Georgia Power, to make payments as and when due; the cost and availability of capital; and other factors described in the Form 10-K. In addition, there can be no assurance that costs related to capital expenditures will be fully recovered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2009	THE SOUTHERN COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary
GEORGIA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary